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                                                                      Exhibit 21


                          TRIGEN ENERGY CORPORATION AND
                                  SUBSIDIARIES

Baltimore Steam Company
Baltimore Thermal Development Corporation
Catalyst Steam Corporation
Energy Equipment Leasing LLC
Gray's Ferry Cogeneration Partnership
3003252 Nova Scotia Limited
NSP Trigen Incorporated
Ohio Thermal Energy Corp.
Ohio Valley Coke & Energy LLC
Owings Mills Energy Equipment Leasing LLC
Philadelphia United Power Corporation
Philadelphia Thermal Development Corporation
Philadelphia Steam Development Corporation
Philadelphia Thermal Services Corporation
St. Louis Thermal Development Corporation
Thermal Technologies, Inc.
Trenton Energy Corporation
Tulsa Cold Storage, Inc.
Trigen Acquisitions Corp.
Trigen-Alabama Energy Corporation
Trigen-Baltimore Energy Corporation
Trigen-Barford Company LLC
Trigen-Biopower, Inc.
Trigen-Boston Energy Corporation
Trigen Building Services Corporation
Trigen-Chicago Energy Corporation
TRIGEN-CHOLLA LLC
Trigen-Cinergy Solutions LLC
TRIGEN-CINERGY SOLUTIONS OF ASHTABULA LLC
TRIGEN-CINERGY SOLUTIONS OF BALTIMORE LLC
Trigen-Cinergy Solutions of Boca Raton, LLC
Trigen-Cinergy Solutions of Cincinnati LLC
TRIGEN-CINERGY SOLUTIONS OF COLLEGE PARK LLC
TRIGEN-CINERGY SOLUTIONS OF DANVILLE
Trigen-Cinergy Solutions of Illinois LLC
Trigen-Cinergy Solutions of Orlando LLC
TRIGEN-CINERGY SOLUTIONS OF OWINGS MILLS LLC
Trigen-Cinergy Solutions of Rochester LLC
TRIGEN-CINERGY SOLUTIONS OF SAN DIEGO LLC
TRIGEN-CINERGY SOLUTIONS OF SILVER GROVE LLC
Trigen-Cinergy Solutions of The Southeast LLC
Trigen-Cinergy Solutions of St. Paul LLC
Trigen-Cinergy Solutions of Tuscola, LLC
Trigen-College Park Energy Corporation
Trigen-Colorado Energy Corporation
TRIGEN-DELAWARE VALLEY ENERGY CORPORATION
Trigen Development Corporation
Trigen Energia, Inc.
Trigen Energy Canada Inc.


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Trigen Energy Corporation
Trigen-Ewing Power, Inc.
The Trigen Foundation
Trigen Fuels Corporation
Trigen-Glen Cove Energy Corporation
Trigen-Golden Energy Corporation
Trigen-HQ Energy Services LLC
Trigen Innovations, Inc.
Trigen Insulation Corporation
Trigen-Kansas City Energy Corporation
Trigen Lindbergh Corporation
Trigen-Maryland Energy Corporation
Trigen-Maryland Steam Corporation
Trigen-Mid-Atlantic Development Corporation
Trigen M/I Corporation
Trigen-Missouri Energy Corporation
Trigen-Nassau Energy Corporation
Trigen National Capital, Inc.
Trigen-Nations Energy Company, LLLP
Trigen-New England Energy Corporation
Trigen-New Jersey Development Corporation
Trigen-Oklahoma Energy Corporation
Trigen-Oklahoma City Energy Corporation
Thermal Science Technologies LLC
Trigen-Peoples District Energy Company
TRIGEN-PHILADELPHIA ENERGY CORPORATION
Trigen Power Resources, Inc.
Trigen-Schuylkill Cogeneration, Inc.
Trigen Services Corporation
Trigen Services of College Park, Inc.
Trigen Services of Illinois, Inc.
Trigen Services of San Diego, Inc.
Trigen Energy Services, Inc.
Trigen Solutions, Inc.
Trigen-St. Louis Energy Corporation
TRIGEN-SYRACUSE ENERGY CORPORATION
Trigen-Trenton Energy Company, L.P.
Trigen-Tulsa Energy Corporation
United Thermal Corporation
United Thermal Development Corporation
United Thermal Services Corporation